Exhibit 99.2

SMT Holding Corp. and Subsidiaries
Condensed Consolidated Financial Statements
Three Months Ended March 31, 2011 and 2010

SMT Holding Corp. and Subsidiaries
Index
Three Months Ended March 31, 2011 and 2010

SMT Holding Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2011	December 31, 2010

Assets
Current assets
Cash and cash equivalents	$10,894,300	$5,423,066
Accounts receivable, net	8,082,348	7,943,420
Prepaid and other current assets	1,515,186	1,376,193
Income tax receivable	3,630,722	3,997,968
Deferred tax assets	1,200,172	1,200,429
Total current assets	25,322,728	19,941,076
Fixed assets, net	2,221,946	2,144,036
Goodwill	84,335,710	84,331,753
Intangible assets, net	23,751,985	26,849,079
Deferred tax assets	59,273	59,273
Other assets, net	2,008,545	2,127,208
Total assets	$137,700,187	$135,452,425
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$4,893,866	$4,285,084
Accrued payroll and other related liabilities	1,997,594	2,438,714
Unearned revenue	18,731,290	15,944,380
Current portion of long-term debt	4,250,000	4,250,000
Deferred tax liabilities	68,610	68,610
Income tax payable	841,251	352,498
Total current liabilities	30,782,611	27,339,286
Deferred tax liabilities	7,519,097	9,397,178
Long-term debt	79,687,500	80,750,000
Other long-term liabilities	1,217,058	1,212,147
Commitments and contingencies (Note 2)
Stockholders' equity
Common stock: $.0001 par value; 30,000,000 shares authorized, 20,080,114 and 20,000,000 shares issued and outstanding, respectively	2,008	2,008
Additional paid-in capital	112,872,558	112,616,119
Accumulated other comprehensive income	156,557	110,332
Accumulated deficit	(94,537,202)	(95,974,645)
Total stockholders' equity	18,493,921	16,753,814
Total liabilities and stockholders' equity	$137,700,187	$135,452,425

The accompanying notes are an integral part of these condensed consolidated financial statements.

SMT Holding Corp. and Subsidiaries
Condensed Consolidated Statements of Income

	Three Months Ended March 31,
	2011	2010
Revenues
Software license revenue	$7,919,132	$6,744,874
Maintenance revenue	7,596,029	6,508,142
Other service revenue	685,939	565,528
Total revenues	16,201,100	13,818,544
Cost of revenues	3,848,425	3,894,107
Gross profit	12,352,675	9,924,437
Selling, general and administrative expenses	8,738,318	7,982,550
Income from operations	3,614,357	1,941,887
Interest expense	(1,661,460)	(293,628)
Interest income	10,092	12,268
Other expense, net	(609)	—
Income before income taxes	1,962,380	1,660,527
Expense from income taxes	524,937	444,190
Net income	$1,437,443	$1,216,337

The accompanying notes are an integral part of these condensed consolidated financial statements.

SMT Holding Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2011	2010

Cash flow from operating activities
Net income	$1,437,443	$1,216,337
Adjustments to reconcile net income (loss) to net cash
provided by operating activities
Depreciation	295,626	398,344
Amortization of intangibles	3,097,094	3,097,094
Amortization of deferred financing costs	158,953	69,988
Provision for doubtful accounts	150,000	100,000
Share based compensation	256,439	255,171
Changes in operating assets and liabilities
Accounts receivable	(286,310)	(191,620)
Prepaid and other current assets	(174,676)	111,920
Income tax receivable/payable	851,568	735,184
Deferred income taxes	(1,878,081)	(776,166)
Accounts payable and other liabilities	160,962	400,448
Unearned revenue	2,788,545	448,745
Net cash provided by operating activities	6,857,563	5,865,445
Cash flows from investing activities
Purchases of fixed assets	(378,384)	(121,047)
Net cash used in investing activities	(378,384)	(121,047)
Cash flows from financing activities
Principal payments on long-term debt	(1,062,500)	—
Net cash provided by financing activities	(1,062,500)	—
Effect of exchange rate changes on cash and
cash equivalents	54,555	(38,805)
Net increase in cash and cash equivalents	5,471,234	5,705,593
Cash and cash equivalents
Beginning of period	5,423,066	9,877,433
End of period	$10,894,300	$15,583,026

The accompanying notes are an integral part of these condensed consolidated financial statements.

SMT Holding Corp. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
Three Months Ended March 31, 2011 and 2010

1.	Description of Business and Summary of Significant Accounting Policies
Description of Business
SMT Holding Corp. (the “Company”), a Delaware corporation, is a privately owned geoscience computer software company with its principal office in Houston, Texas.
The core business of the Company is the development and maintenance of PC-based exploration and reservoir management software. Some of the products and services that the Company provides include:

2d/3dPAK	RSA
EarthPAK	SynPAK	Colored Inversion
VuPAK	TracePAK	VelPAK
AVOPAK	ModPAK	Training
KINGDOM	Advanced	Consulting and other Services
The Company also operates in Asia, Europe, Russia, Brazil, Dubai, and Canada. The Company is subject to risks generally associated with international operations, including currency, political and other related risks. Further, the foreign subsidiaries are also subject to the risks of compliance with additional laws and regulations, as well as the risk that the Company may not be able to transfer cash balances to the United States and may be unable to transfer cash balances at favorable terms.  Revenues and receivables recorded and collected by foreign subsidiaries were immaterial to the Company’s consolidated amounts for the three month period ended March 31, 2011.
Principles of Consolidation and Basis of Financial Statement Presentation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.
In the opinion of Company management, all adjustments, consisting of normal recurring adjustments, necessary to state fairly the financial position, results of operations and cash flows were recorded. The results of operations for the three month period ended March 31, 2011 are not necessarily indicative of the operating results for a full year or of future operations.
Certain information and footnote disclosure normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The accompanying condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s financial statements for the year ended December 31, 2010.

2.	Commitments and Contingencies
Leases
The Company leases office space in its various locations which are accounted for as operating leases. Rent expense related to operating leases amounted to approximately $199,000 and $200,000 for the three months ended March 31, 2011 and 2010, respectively. The minimum rental commitments under noncancelable operating leases, with lease terms in excess of one year subsequent to March 31, 2011, are as follows:

SMT Holding Corp. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
Three Months Ended March 31, 2011 and 2010

Years ending December 31,
2011	$750,247
2012	315,252
2013	—
2014	—
2015	—
$1,065,499

Litigation
The Company is periodically involved in various claims and other actions arising in the ordinary course of business. Management is not aware of any asserted or unasserted claims that will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

3.	Related Party Transactions
For the three months ended March 31, 2011 and 2010, one of the former owners of the Company was a consultant to the Company. The Company paid the former owner approximately $1,000 and $15,000, respectively, for his services and other expenses. As of March 31, 2011, $337,500 is payable to the former owner under the terms of the Merger Agreement.

4.	Subsequent Events
Subsequent events have been evaluated for recognition and disclosure through October 20, 2011, which is the date the condensed consolidated financial statements were issued, and no such events require disclosure.